Exhibit 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

                                    * * * * *

         National Patent Development Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY to the Secretary of State of the Sate of Delaware that:

         FIRST: The Restated Certificate of Incorporation is hereby amended by changing Article FIRST thereof in its entirety so that, as amended, said Article shall be and read as follows:

            "FIRST. The name of the Corporation (hereinafter called the "Corporation"), is"

                            GP Strategies Corporation

         SECOND: That at a meeting of the Board of Directors of National Patent Development Corporation resolutions were duly adopted setting forth the proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a special meeting of stockholders of said Corporation for consideration thereof.

         THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, National Patent Development Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed in its name and on its behalf by its President and Chief Executive Officer this 23rd day of February , 1998. The undersigned officer of National Patent Development Corporation acknowledges, under the penalties for perjury, that this Certificate of Amendment of Restated Certificate of Incorporations is the corporate act of said Corporation and that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects.

                                      NATIONAL PATENT DEVELOPMENT CORPORATION


                                      BY: Jerome I. Feldman
                                          President and Chief Executive Officer